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                                                                    EXHIBIT 10.3

                              AMENDMENT NO. 1 TO
                             EMPLOYMENT AGREEMENT

     This Amendment No. 1 to Employment Agreement is made as of the 31st day of March, 2001, by and between Conrad Industries, Inc., a Delaware corporation and Conrad Shipyard, L.LC., a Louisiana limited liability company (together, the "Company"), and William H. Hidalgo (the "Executive").

                              W I T N E S S E T H:

     WHEREAS, the Company has entered into an Employment Agreement with the Executive dated as of March 31, 1998 (the "Employment Agreement"), with an Initial Term (as defined in the Employment Agreement) of three years; and

     WHEREAS, the Company and the Executive have, pursuant to Section 4 of the Employment Agreement, mutually elected to extend the term of the Employment Agreement for one year, to March 31, 2002, and to make such modifications to the Employment Agreement as are set forth herein.

     NOW, THEREFORE, for and in consideration of the continued employment of Executive by the Company and the payment of salary and other compensation to Executive by the Company, the parties hereto agree as follows, effective March 31, 2001:

     SECTION I. Except as expressly amended herein, all of the terms and provisions of the Employment Agreement shall remain in full force and effect. Capitalized terms used herein, unless otherwise defined herein, shall have the meaning given to them in the Employment Agreement.

     SECTION II. Paragraph 3(a)(i) of the Employment Agreement is hereby amended to read in its entirety as follows:

     (i) engage as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an executive, independent contractor, consultant or advisor, or as a sales representative, in any business in direct competition with the construction, conversion or repair of marine vessels or the fabrication of modular components for offshore drilling rigs or floating production, storage and offloading vessels (collectively, the "Businesses") of the Company or any subsidiary of the Company (collectively, the "Companies") in any State of the United States or other jurisdiction, or specified portions thereof, in which the Executive regularly (a) makes contact with customers of the Company or any of its subsidiaries, (b) conducts the business of the Company or any of its subsidiaries or (c) supervises the activities of other employees of the Company or its subsidiaries, as identified in Appendix "A" attached hereto and forming a part of this Agreement, and in which the Company or any of its subsidiaries engages in any of the Businesses on the date of termination of employment hereunder (collectively the "Territory");
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     SECTION III.  Paragraph 3(a) of the Employment Agreement is hereby amended to include the following:

     Executive agrees that he will from time to time upon the Company's request promptly execute any supplement, amendment, restatement or modification of Appendix "A" as may be necessary or appropriate to correctly reflect the jurisdictions which, at the time of such modification, should be covered by Appendix "A" and this Paragraph 3. Furthermore, Executive agrees that all references to Appendix "A" in this Agreement shall be deemed to refer to Appendix "A" as so supplemented, amended, restated or otherwise modified from time to time.

     SECTION IV. Paragraph 3(c) of the Employment Agreement is hereby amended to read in its entirety as follows:

     It is agreed by the parties that the foregoing covenants in this Paragraph 3 impose a reasonable restraint on Executive in light of the activities and business of the Companies on the date of the execution of this Agreement and the current plans of the Companies.

     SECTION V. Paragraph 3(f) of the Employment Agreement is hereby amended to read in its entirety as follows:

     All of the covenants in this Paragraph 3 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants.

     SECTION VI. Pursuant to the provisions of Section 4 of the Employment Agreement, the Company and Executive hereby mutually agree to extend the term of the Employment Agreement for one year, to March 31, 2002, such extended term to constitute an "Extended Term" as defined in the Employment Agreement.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and signed as of the date indicated above.


                                     CONRAD INDUSTRIES, INC.


                                     By: __________________________
                                         Michael J. Harris,
                                         Chair, Compensation Committee

                                     CONRAD SHIPYARD, L.L.C.


                                     By: __________________________
                                         Cecil A. Hernandez,
                                         Secretary/Treasurer


                                     EXECUTIVE

                                     ______________________________
                                     William H. Hidalgo